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Exhibit 5.1

[Letterhead Omitted]

June 20, 2002

divine, inc.
1301 North Elston Avenue
Chicago, Illinois 60622

divine, inc. 2002 Employee Stock Purchase Plan
                  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to divine, inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers 2,500,000 shares of Class A common stock, par value $.001 per share, of the Company (the "Shares"), for issuance under the divine, inc. 2002 Employee Stock Purchase Plan (the "ESPP"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the ESPP and such other documents, corporate and other records, certificates, and other papers that we deemed it necessary to examine for the purposes of this opinion.

        Based upon the foregoing, we are of the opinion that:

  1.
  The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

  2.
  The Company has taken all action necessary to authorize (i) the offer for sale of the Shares pursuant to the ESPP, and (ii) the issuance of the Shares in accordance with the ESPP.

  3.
  The Shares, when issued and paid for in accordance with the ESPP, will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Class A common stock, par value $.001 per share, of the Company.

        Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution, and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

        We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                      Very truly yours,

                      /s/ Bell, Boyd & Lloyd LLC

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  Exhibit 5.1